 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2015 (February 19, 2015)
______________________________________________________
ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On February 19, 2014, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with one institutional and accredited investor (the “Investor”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investor (i) $2,500,000 (2,500 shares) of Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase up to 541,126 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The closing of the sale of the Series D-1 Preferred Stock and the Warrants (the “Financing”) is expected to close on or before February 25, 2015 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions.
The Company expects to receive gross proceeds of approximately $2.5 million on the Closing Date.
The Series D-1 Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014. The Warrants have been privately placed in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

In connection with the Financing, the Company will pay WestPark Capital, Inc., the placement agent (the “Placement Agent”), an aggregate cash fee equal to $112,500, paid ratably over time as the gross proceeds of the Financing become unrestricted and available to the Company, as well as reimbursement of certain expenses. The Company will also issue shares of Common Stock (the “Placement Agent Shares”) to the Placement Agent in an amount equal to $50,000 divided by the closing bid price of a share of Common Stock on February 20, 2015.

Description of the Series D-1 Preferred Stock

Conversion
All amounts due under the Series D-1 Preferred Stock are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a fixed conversion price, which is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Series D-1 Preferred Stock is convertible into shares of Common Stock at the initial price of $2.31 per share (the “Conversion Price”).
If and whenever on or after the Closing Date, the Company issues or sells any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale (a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.
In addition, a holder of the Series D-1 Preferred Stock has the option to convert a portion of the Series D-1 Preferred Stock into shares of Common Stock at an “Alternate Conversion Price” equal to the lowest of (i) the Conversion Price then in effect and (ii) 85% of the lowest volume-weighted average price of the Common Stock on any trading day during the five consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date.
Ranking
The Series D-1 Preferred Stock ranks pari passu with the Company’s existing Series A Preferred Stock with respect to dividends and rights upon liquidation. The Series D-1 Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and rights upon liquidation. The Series D-1 Preferred Stock ranks junior to all existing and future indebtedness. The Series D-1 Preferred Stock is unsecured.

Maturity Date

The Series D-1 Preferred Stock has a maturity date of May 1, 2015.

Dividends
Holders of the Series D-1 Preferred Stock will be entitled to receive dividends in the amount of 7% per annum, subject to increase to 15% per annum upon the occurrence and continuance of certain events of default (as described below). Dividends on the Series D-1 Preferred Stock are payable monthly in shares of Common Stock or cash, at the Company’s option. Dividends on the Series D-1 Preferred Stock are computed on the basis of a 360-day year and twelve 30-day months, are payable in arrears monthly and are compounded monthly.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series D-1 Preferred Stock will not have voting rights.

Payment of Liquidation Amounts and Dividends
The Company has agreed to make amortization payments with respect to the liquidation value of the Series D-1 Preferred Stock in shares of its Common Stock, subject to the satisfaction of certain equity conditions, or at the Company’s option, in cash or a combination of shares of Common Stock and cash, in two equal installments. The first installment will be due on April 1, 2015. The second and final installment will be due on May 1, 2015. On each of the installment dates, the Company’s scheduled amortization payment will be an amount equal to approximately $1,250,000.
For amortization payments paid in shares of Common Stock, the number of shares of Common Stock that shall be issued as an installment conversion amount shall be determined based on an installment conversion price (the “Installment Conversion Price”) of the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable installment date, divided by five.
Any holder of Series D-1 Preferred Stock may elect to defer the payment of the installment amount due on any installment dates, in whole or in part, to another installment date, in which case the amount deferred will become part of such subsequent installment date and will continue to accrue interest and dividends as applicable.
During an installment period, any holder of Series D-1 Preferred Stock may elect to accelerate the amortization of the Series D-1 Preferred Stock at the Installment Conversion Price of the current installment date. Such accelerated amounts shall be payable in the Company’s common stock.

Optional Redemption by the Company
The Company may redeem all, but not less than all, of the Series D-1 Preferred Stock at certain times provided that the Company meets certain equity conditions. In the case of an optional redemption of Series D-1 Preferred Stock by the Company, the Series D-1 Preferred Stock shall be redeemed in cash at a price with a redemption premium of 120% calculated by the formula specified in the Series D-1 Preferred Stock. The Company is required to provide holders of the Series D-1 Preferred Stock with at least 90 trading days prior notice of its election to redeem the Series D-1 Preferred Stock.

Events of Default
The Series D-1 Preferred Stock contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Series D-1 Preferred Stock; and (ii) bankruptcy or insolvency of the Company.

If there is an event of default, a holder of the Series D-1 Preferred Stock may require the Company to redeem all or any portion of the Series D-1 Preferred Stock (including all accrued and unpaid dividends and all dividends that would have accrued through the maturity date), in cash, at a price equal to the greater of: (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the product of (A) the conversion rate in effect at such time multiplied by (B) the product of (1) up to 125%, depending on the nature of the default, multiplied by (2) the highest closing sale price of the Common Stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.

If there is an event of default, a holder of the Series D-1 Preferred Stock may convert all or any portion of the Series D-1 Preferred Stock into shares of Common Stock. In such event, the conversion price would be the lowest of (i) the Conversion Price then in effect and (ii) 85% of the lowest volume-weighted average price of the Common Stock on any trading day during the five consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date.
Change of Control
The Series D-1 Preferred Stock prohibits the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Series D-1 Preferred Stock in a written agreement approved by holders of the Series D-1 Preferred Stock, as applicable.
In the event of transactions involving a change of control, the holder of Series D-1 Preferred Stock will have the right to require the Company to redeem all or any portion of the Series D-1 Preferred Stock it holds in cash, at a price with a redemption premium of 125% calculated by the formula specified in the Series D-1 Preferred Stock.

19.99% Cap
The Company is prohibited from issuing shares of Common Stock pursuant to the Series D-1 Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. The Company intends to seek stockholder approval of such share issuances in excess of such 19.99% limit at the Company’s 2015 annual stockholders meeting.

Limitations on Conversion and Issuance
The Series D-1 Preferred Stock may not be converted and shares of Common Stock may not be issued under the Series D-1 Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Dividend and Distribution Participation Rights

The holders of the Series D-1 Preferred Stock are entitled to receive any dividends paid or distributions made to the holders of Common Stock on an “as if converted to Common Stock” basis.

Description of the Warrants
The Warrants entitle the holders of the Warrants to purchase, in the aggregate, up to 541,126 shares of Common Stock. The Warrants will be exercisable on the issuance date through the fifth anniversary of the issuance date.

The Warrants will be exercisable at an initial exercise price equal to $2.31 per share. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. In addition, the exercise price is also subject to a “full ratchet” anti-dilution adjustment, subject to customary exceptions, in the event that the Company issues securities at a price lower than the then applicable exercise price. The Warrants may be exercised for cash or (under certain circumstances) on a cashless basis.
19.99% Cap
The Company is prohibited from issuing shares of Common Stock pursuant to the Series D-1 Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. The Company intends to seek stockholder approval of such share issuances in excess of such 19.99% limit at the Company’s 2015 annual stockholders meeting.

Limitations on Exercise
The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrants together with its affiliates would beneficially own in excess of 4.99%, at the election of the holder as of the Closing Date, of the outstanding shares of Common Stock. At a holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Change of Control
The Warrants prohibit the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Warrants in a written agreement approved by holders of the Warrants.
Upon the occurrence of change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Events of Default
Upon the occurrence of an event of default, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

The foregoing are only brief descriptions of the material terms of the Purchase Agreement, the Series D-1 Preferred Stock and the Warrants, which are attached hereto as Exhibit 10.1, Exhibit 3.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Warrants described in this Current Report on Form 8-K were offered and sold to accredited investors in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

The Series D-1 Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock
10.1	Securities Purchase Agreement, dated February 19, 2015, between the Company and the Investor named therein.
10.2	Form of Warrant

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the Financing, the closing of the Financing and the conversion of the Series D-1 Preferred Stock and the exercise of the Warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

February 20, 2015	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock
10.1	Securities Purchase Agreement, dated February 19, 2015, between the Company and the Investor named therein.
10.2	Form of Warrant